Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated January 8, 2010 and April 15, 2010 with respect to the financial statements contained in the Amendment No. 1 to the Registration Statement on Pre-effective Form S-1 (File No. 333-164236) of Trim Holding Group. We consent to the use of the aforementioned reports in the Registration Statement and to the reference to us under the heading “Experts” in the Registration Statement.

/s/UHY LLP
Southfield, Michigan
October 11, 2010